SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM 8-K


                       CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                            November 28, 1997



                       OHSL FINANCIAL CORP.
       (Exact name of Registrant as specified in its Charter)


Delaware                      0-20886            31-1362390
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification Number)


5889 Bridgetown Road, Cincinnati, Ohio               45348-3199
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513) 574-3322


                                 N/A
(Former name or former address, if changed since last report)


Item 5.  Other Events

On November 28, 1997, the Registrant issued a press release reporting payment of a cash dividend of $0.22 per share, payable January 15, 1998, to shareholders of record of December 31, 1997.

Item 7.  Financial Statements and Exhibits

(a)  Exhibits

99.1  Press release, dated November 28, 1997.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      OHSL FINANCIAL CORP.



Date: December 2, 1997       By:/s/ Kenneth L. Hanauer
                                      Kenneth L. Hanauer
                                      President and Chief
                                      Executive Officer


                        EXHIBIT 99.1
Headline: OHSL FINANCIAL ANNOUNCES QUARTERLY DIVIDEND
          -------------------------------------------

Text:

Cincinnati, Ohio, November 28, 1997 -OHSL Financial Corp. (NASDAQ: OHSL), the parent company of Oak Hills Savings and Loan Company, F.A., announced today that it will pay a quarterly cash dividend of $0.22 per share. This cash dividend, OHSL's eighteenth consecutive quarterly dividend, will be payable on January 15, 1998 to shareholders of record of December 31, 1997.

According to Kenneth L. Hanauer, President and Chief Executive Officer of OHSL Financial Corp., "We believe that a strong dividend is important to our shareholders. We have made every effort to maintain a dividend that is both attractive and above our peer group. We believe that we have been successful in this endeavor. Our current quarterly dividend of $0.22 per share represents a yield of 3.7%, which ranks well above that paid by our peers. We remain optimistic about future opportunities for OHSL Financial and we believe that our industry will fare will in 1998."

OHSL Financial Corp. is a unitary thrift holding company which owns 100% of the common stock of Oak Hills Savings and Loan Company, F.A. Oak Hills operates five full-service banking locations in the western Cincinnati/Hamilton County, Ohio area.

For further information, please contact: Kenneth L. Hanauer, CEO or Patrick J. Condren, CFO at (513) 574-3322.